Exhibit 22.3

Seabridge Gold Inc.

SUPPLEMENTAL MAILING LIST FORM

CUSIP # 811916105
SCRIP COMPANY CODE: STDQ

May 7, 2007

To:  REGISTERED AND BENEFICIAL SHAREHOLDERS

National Instrument 51-102 – Continuous Disclosure Obligations mandates that Seabridge Gold Inc. (the “Company”) send annually a request form to registered holders and beneficial owners of securities to enable such holders and owners to request a copy of the Company’s annual financial statements and related MD&A and/or interim financial statements and related MD&A (collectively, the “Statements) and be added to the Supplemental Mailing List of Company.  If you wish to receive either or all of the above, you must complete the following portion of this form and forward it to our office at the following address:

Seabridge Gold Inc.
106 Front Street East. Suite 400
Toronto, Ontario  M5A 1E1
Canada

Please note that both registered holders and beneficial owners should return this form; registered shareholders will not automatically receive the Statements. (Registered holders are those with shares registered in their name: beneficial owners have their shares registered in an agent, broker, or bank’s name.)
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                    Please put my name on your Supplemental Mailing List for the Company.
                    I would like to receive:                            □    Interim Financial Statements and MD&A
                              □  Annual Financial Statements and MD&A

                    Copies of these documents may also be found on SEDAR at www.sedar.com or on the Company’s website at www.seabridgegold.net.

Please Print

                    NAME_______________________________________________________________

                    ADDRESS____________________________________________________________

                    CITY ___________________________ PROVINCE/STATE ____________________

                    COUNTRY_______________________ POSTAL/ZIP CODE____________________

                    SIGNATURE__________________________________________________________

                    DATE_______________________________________________________________